 Exhibit 5.1

Raymond A. Lee
Tel 949.732.6500
Fax 949.732.6501
LeeR@gtlaw.com

May 11, 2015

Board of Directors
Aina Le’a, Inc.
69-201 Waikoloa Beach Drive, #2617
Waikoloa, Hawaii  96738

Gentlemen:

We have acted as counsel to Aina Le’a, Inc. (the “Company”) with respect to the Company’s Registration Statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of 2,000,000 shares of Common Stock, $.001 par value to be offered by the Company (the “Shares”).

We have examined and relied upon the originals or copies of such records, agreements, documents and other instruments and have made such inquiries of such officers and representatives of the Company as we have deemed relevant and necessary as the basis for the options set forth.  In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.  We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

The opinions expressed in this letter concern only the effect of the laws of the State of Delaware as currently in effect, and we express no opinion on the law of any other jurisdiction.  We assume no obligation to supplement this letter if any of the applicable laws change in any manner.

Based on the foregoing, we are of the opinion that the 2,000,000 Shares, sold pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the general rules and regulations thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP  ■  ATTORNEYS AT LAW  ■  WWW.GTLAW.COM
3161 Michelson Drive, Suite 1000  ■  Irvine, California 92612  ■  Tel 949.732.6500  ■  Fax 949.732.6501